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                                                                    EXHIBIT 23.1



                         [DAVIDSON & COMPANY LETTERHEAD]




                          INDEPENDENT AUDITOR'S CONSENT



We consent to the use in this Amendment No. 1 to Registration Statement on Form SB-2 of Blade Internet Ventures Inc. of our report dated December 21, 2001 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.



                                                            "DAVIDSON & COMPANY"


Vancouver, Canada                                          Chartered Accountants

April 8, 2002


                          A Member of SC INTERNATIONAL

                  1200 - 609 Granville Street, P.O. Box 10372,
                 Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172